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                                                                     EXHIBIT 5


                                July 31, 1998



Illinois Superconductor Corporation
451 Kingston Court
Mt. Prospect, Illinois  60056

         RE:     REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


         We have acted as counsel for Illinois Superconductor Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 11,592,000 shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), of which
(i) 6,900,002 shares (the "Note Conversion Shares") may in the future be issued upon the conversion of certain of the Company's outstanding convertible Notes (the "Notes"), (ii) 551,998 shares (the "Interest Shares") may in the future be issued as accrued interest for four years on the Notes, (iii) 4,140,000 shares (the "Warrant Shares") may in the future be issued upon the exercise of certain warrants (the "Warrants").


         In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including
(a) the Registration Statement, (b) the Certificate of Incorporation of the Company, as amended (c) the By-Laws of the Company, (d) the Senior Convertible Notes, (e) the Warrants and (f) resolutions adopted by the Board of Directors of the Company.

         In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents
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Illinois Superconductor Corporation
July 31, 1998
Page 2



of all documents submitted to us as certified, conformed or reproduced copies.


         Based upon and subject to the foregoing, it is our opinion that:

         (1) The Note Conversion Shares, when issued by the Company upon the conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable;


         (2) The Interest Shares, if and when issued by the Company as accrued dividends on the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable; and



         (3) The Warrant Shares, if and when issued by the Company upon the exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.


         Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and the relevant federal laws of the United States, and we do not express any opinion concerning any other laws.

         We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement.


                                        Very truly yours,

                                        /s/ Katten Muchin & Zavis
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                                        KATTEN MUCHIN & ZAVIS